Exhibit 3.3

DEC-22-2005 11:16 From: HOUSTON EXEC	2816184820	To: 15124635709	P.4/6

Form 205 (revised 9/05)	Articles of Organization For A Texas Limited Liability Company Act	This space reserved for office use.
Return in Duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Filing Fee: $200		FILED in the Office of the Secretary of State of Texas DEC 22 2005 Corporations Section

Article 1 – Name
The name of the limited liability company is as set forth below:
Angelina Gathering Company, L.L.C.
The name of the entity must contain the words “Limited Liability Company” or “Limited Company,” or an accepted abbreviation of such terms. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.
Article 2 – Registered Agent and Registered Office (Select and complete either A or B and complete C.)
☐ A. The initial registered agent is an organization (cannot be company named above) by the name of:
OR

☒ B. The initial registered agent is an individual resident of the state whose is set forth below.
First Name Gene	M.I. A.	Last Name Hammons	Suffix

C. The business address of the registered agent and the registered office address is:
Street Address 2350 N. Sam Houston Pkwy. E. #300	City Houston	TX	Zip Code 77032

Article 3 – Management
A. ☐ The limited liability company is to be managed by managers. The names and addresses of the initial managers are set forth below:
OR (Select either option A or option B; do not select both.)
B. ☒ The limited liability company will not have managers. Management of the company is reserved to the members. The names and addresses of the initial members are set forth below:
Manager/Member Name and Address Information
MANAGER/MEMBER 1:
LEGAL ENTITY: The manager/member is a legal entity named: Southwestern Midstream Services Company

INDIVIDUAL: The manager/member is an individual whose name is set forth below:
First Name	M.I.	Last Name	Suffix

ADDRESS OF MANAGER/MEMBER 1:
Street Address 2350 N. Sam Houston Pkwy. E., Ste. 300	City Houston	State TX	Zip Code 77032
MANAGER/MEMBER 2:
LEGAL ENTITY: The manager/member is a legal entity named:
INDIVIDUAL: The manager/member is an individual whose name is set forth below.

DEC-22-2005 11:17 From: HOUSTON EXEC	2816184820	To: 15124635709	P.5/6

First Name	M.I.	Last Name	Suffix
ADDRESS OF MANAGER/MEMBER 2:

Street Address	City	State	Zip Code
MANAGER/MEMBER 3:
LEGAL ENTITY: The manager/member is a legal entity named:
INDIVIDUAL: The manager/member is an individual whose name is set forth below.

First Name	M.I.	Last Name	Suffix
ADDRESS OF MANAGER/MEMBER 3:

Street Address	City	State	Zip Code
Article 4 – Duration
The period of duration is perpetual.
Article 5 – Purpose
The purpose for which the company is organized is for the transaction of any and all lawful business for which limited liability companies may be organized.
Supplemental Provisions/Information
Text Area [The attached addendum are incorporated herein by reference.]
Organizer
The name and address of the organizer is set forth below.
Name Frederick C. Ogle

Street Address 2350 N. Sam Houston Pkwy E	City Houston	State TX	Zip Code 77032
Effectiveness of Filing
A. ☒ This document will become effective when the document is filed by the secretary of state.
OR
B. ☐ This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is
Execution
The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.
/s/ Frederick C. Ogle

Signature of organizer

4